Exhibit 10.1

SUBSCRIPTION AGREEMENT

Hyperdynamics Corporation

12012 Wickchester Lane, Suite 475

Houston, TX 77079

This Subscription Agreement (this “Agreement”) has been executed by the subscriber set forth on the signature page hereof (the “Subscriber”) in connection with the private placement offering (the “Offering”) of a minimum of $500,000 (the “Minimum Offering”) and a maximum of $2,000,000 of Units of securities (the “Units”), plus up to an additional $1,000,000 of Units to cover over-subscriptions (the “Maximum Offering”), issued by Hyperdynamics Corporation, a Delaware corporation (the “Company”), at a purchase price of $1,000 per Unit (the “Purchase Price”).  Each Unit consists of (i) one share of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share, with a Stated Value of $1,040 per share (the “Series A Preferred Stock”), and (ii) a warrant, substantially in the form of Exhibit A hereto (the “Warrant”), representing the right to purchase two hundred twenty-three (223) shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), exercisable from issuance until two (2) years after the initial Closing of the Offering at an exercise price of $3.50 per share.  Each share of Series A Preferred Stock is convertible into shares of Common Stock (the “Conversion Shares”) at a conversion price and on the other terms set forth in the Certificate of Designations (as defined below).  The certificate of designations setting forth the resolution of the Board of Directors of the Company establishing the Series A Preferred Stock and stating the number of authorized shares thereof and the voting powers, designations, preferences, limitations, restrictions and relative rights of the Series A Preferred Stock (the “Certificate of Designations”) shall be substantially in the form of Exhibit B hereto.

Each Subscriber who purchases Units in the Offering shall have an Option (as defined below) to purchase additional Units on the terms described in Section 22 below.  The terms Unit, Share, Conversion Share, Warrant and Warrant Share include all such securities purchased by a Subscriber pursuant to the Option.

The minimum subscription is $100,000 (100 Units).  The Company may accept subscriptions for less than $100,000 in its sole discretion.

The Units being subscribed for pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).  The Offering is being made on a reasonable best efforts basis to “accredited investors,” as defined in Regulation D under the Securities Act in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D.. The Subscriber acknowledges receipt of a copy of the Registration Rights Agreement, substantially in the form of Exhibit C hereto (the “Registration Rights Agreement”).

Each closing of the Offering (including the Option Closing (as defined below)) (a “Closing,” and the date on which such Closing occurs hereinafter referred to as the “Closing Date”) shall take place at the offices of CKR Law LLP, at 1330 Avenue of the Americas, New York, New York 10019 (or such other place as is mutually agreed to by the Company and the Placement Agent (as defined below)).

The initial Closing will not occur unless:

a.              funds deposited in escrow as described in Section 2(b) below equal at least the Minimum Offering, and corresponding documentation with respect to such amounts has been delivered by the Subscriber and other “Subscribers” under Subscription Agreements of like tenor with this Agreement (collectively, the “Subscribers”) as described in Section 2(a) below; and

b.              the other conditions set forth in Sections 7 and 8 shall have been satisfied.

Thereafter, the Company may conduct one or more additional Closings for the sale of the Units up to the Maximum Offering amount until the termination of the Offering, and then for the sale of Units upon any exercise of the Option.  Unless terminated earlier by the Company, the Offering shall continue until March 24, 2017, which date may be extended for up to 14 additional days, by the Company and the Placement Agent, without notice to any Subscriber, past, current or prospective (such date as so extended the “Offering Termination Date”).

Any written disclosure schedules or other written information documents delivered to the Subscriber prior to Subscriber’s execution of this Agreement, and any such document delivered to the Subscriber after Subscriber’s execution of this Agreement and prior to the Closing of the Subscriber’s subscription hereunder, are collectively referred to as the “Disclosure Materials.”

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

1.              Subscription.  The undersigned Subscriber hereby subscribes to purchase the number of Units set forth on the Omnibus Signature Page attached hereto, for the aggregate Purchase Price as set forth on such Omnibus Signature Page, subject to the terms and conditions of this Agreement and on the basis of the representations, warranties, covenants and agreements contained herein.

2.              Subscription Procedure.  To complete a subscription for the Units, the Subscriber must fully comply with the subscription procedure provided in this Section on or before the Closing Date for Subscriber’s Units.

a.              Subscription Documents.  On or before the Closing Date, the Subscriber shall review, complete and execute the Omnibus Signature Page to this Agreement, the Investor Profile, Anti-Money Laundering Form and Accredited Investor Certification, each attached hereto following the Omnibus Signature Page (collectively, the “Subscription Documents”), and deliver the Subscription Documents to the Company’s attorneys, CKR Law LLP (“CKR”), at the address set forth under the caption “How to subscribe for Units in the private offering of Hyperdynamics Corporation” below.  Executed documents may be delivered to CKR by facsimile or electronic mail (e-mail), if the Subscriber delivers the original copies of the documents to CKR as soon as practicable thereafter.

b.              Purchase Price.  Simultaneously with the delivery of the Subscription Documents to CKR as provided herein, and in any event on or prior to the Closing Date, the Subscriber shall deliver to Delaware Trust Company, in its capacity as escrow agent (the “Escrow Agent”), under an escrow agreement among the Company, the Placement Agents (as defined below and the Escrow Agent (the “Escrow Agreement”), the full Purchase Price by certified or other bank check or by wire transfer of immediately available funds, pursuant to the instructions set forth under the caption “How to subscribe for Units in the private offering of Hyperdynamics Corporation” below. Such funds will be held for the Subscriber’s benefit and will be returned promptly, without interest or offset, if this Subscription Agreement is not accepted by the Company or the Offering is terminated pursuant to its terms by the Company prior to the Closing.

c.               Company Discretion.  The Subscriber understands and agrees that the Company in its sole discretion reserves the right to accept or reject this or any other subscription for Units, in whole or in part, notwithstanding prior receipt by the Subscriber of notice of acceptance of this subscription.  The Company shall have no obligation hereunder until the Company shall execute and deliver to the Subscriber an executed copy of this Agreement.  If this subscription is rejected in whole, or the Offering is terminated, all funds received from the Subscriber will be returned without interest or offset, and this Agreement shall thereafter be of no further force or effect.  If this subscription is rejected in part, the funds for the rejected portion of this subscription will be returned without interest or offset, and this Agreement will continue in full force and effect to the extent this subscription was accepted.

3.                                      Placement Agent.  Katalyst Securities LLC, a broker-dealer licensed with FINRA, has been engaged on an exclusive basis as placement agent (the “Placement Agent”) for the Offering on a reasonable best efforts basis.  The Placement Agent and its sub-agents will be paid at each Closing from the proceeds in the Escrow Account, a cash commission of 9% of the gross Purchase Price paid by Subscribers in the Offering (including for Units acquired upon exercise of the Option) and will receive warrants to purchase a number of shares of Common Stock equal to 7% of the number of Conversion Shares initially issuable upon conversion of the shares of Series A Preferred Stock contained in the Units sold in the Offering to Subscriber (including for Units acquired upon exercise of the Option), with a term of two (2) years after the initial Closing of the Offering, and at an exercise price of $3.00 per share (the “Placement Agent Warrants”).  Any sub-agent of the Placement Agent that introduces investors to the Offering will be entitled to share in the cash fees and Placement Agent Warrants attributable to those investors as described above, pursuant to the terms of an executed sub-agent agreement).  The Company will also pay certain expenses of the Placement Agent.

4.                                      Representations and Warranties of the Company.  The Company hereby represents and warrants to the Subscriber, as of the date hereof and on each Closing Date after giving effect to the Merger (unless otherwise specified), the following:

a.              Organization and Qualification.  The Company and each of its subsidiaries is a corporation or other business entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has the requisite corporate power to own its properties and to carry on its business as now being conducted.  The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the assets, business, financial condition or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

b.              Authorization, Enforcement, Compliance with Other Instruments.  (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Series A Preferred Stock, the Warrants, the Registration Rights Agreement, the Escrow Agreement and each of the other agreements and documents that are exhibits hereto or thereto or are contemplated hereby or thereby or necessary or desirable to effect the transactions contemplated hereby or thereby (the “Transaction Documents”) and to issue the shares of Series A Preferred Stock contained in the Units (the “Shares”) and the Warrants, and Conversion Shares and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”), in accordance with the terms hereof and thereof, (ii) the execution and delivery by the Company of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Shares, the Conversion Shares, the Warrants and the Warrant Shares, have been, or will be at the time of execution of such Transaction Document, duly authorized by the Company’s Board of Directors, and no further consent or authorization is, or will be at the time of execution of such Transaction Document, required by the Company, its respective Board of Directors or its stockholders, (iii) each of the Transaction Documents will be duly executed and delivered by the Company, (iv) the Transaction Documents when executed and delivered by the Company and each other party thereto will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

c.               Capitalization.  The authorized capital stock of the Company consists of 87,000,000 shares of Common Stock and 20,000,000 shares of preferred stock, par value of $0.001 per share (the “Preferred Stock”).  As of the date hereof, the Company has 21,801,536 shares of Common Stock and no shares of Preferred Stock issued and outstanding. All of the outstanding shares of Common Stock of the stock of each of the Company’s subsidiaries have been duly authorized, validly issued and are fully paid and nonassessable.  Except as set forth in the reports, schedules, forms, statements and other documents filed by the Company with the Securities and Exchange Commission (the “SEC”) on or prior to the date hereof and on or prior to the applicable Closing Date (the “SEC Reports”), no shares of capital stock of the Company or any of its subsidiaries will be subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) except as set forth in the SEC Reports there will be no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, (iii) there will be no outstanding debt securities of the Company or any of its subsidiaries other than indebtedness as set forth in the SEC Reports, (iv) other than pursuant to the Registration Rights Agreement or as set forth in the SEC Reports, there will be no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act, (v) there will be no outstanding registration statements of the Company or any of its subsidiaries, and there will be no outstanding comment letters from the SEC or any other regulatory agency; (vi) except as provided in this Agreement or as set forth in the SEC Reports, there will be no securities or instruments of the Company or any of its subsidiaries containing anti-dilution or similar provisions, including the right to adjust the exercise, exchange or reset price under such securities, that will be triggered by the issuance of the Units as described in this Agreement; and (vii) except as provided in this Agreement, no co-sale right, right of first refusal or other similar right will exist with respect to the Units (or will exist with respect to the Conversion Shares or the Warrant Shares) or the issuance and sale thereof. Upon request, the Company will make available to the Subscriber true and correct copies of the Company’s Certificate of Incorporation, as amended and in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s By-laws, as amended and in effect on the date hereof (the “By-laws”), and the terms of all securities exercisable for Common Stock and the material rights of the holders thereof in respect thereto other than stock options issued to officers, directors, employees and consultants.

d.              Issuance of Securities.  The Shares and the Warrants are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and nonassessable, and are free and clear of all taxes, liens and charges with respect to the issue thereof.  Upon issuance of the Conversion Shares upon conversion of the Shares, in accordance with the terms of the Certificate of Designations, the Conversion Shares will be duly issued, fully paid and nonassessable, and will be free from all taxes, liens and charges with respect to the issue thereof. Upon issuance of the Warrant Shares upon exercise of the Warrants, against payment therefor and in accordance with the terms of the Warrants, the Warrant Shares will be duly issued, fully paid and nonassessable, and will be free from all taxes, liens and charges with respect to the issue thereof.

e.               No Conflicts.  The execution, delivery and performance of each of the Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Certificate of Incorporation or the By-laws (or equivalent constitutive document) of the Company or any of its subsidiaries or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any subsidiary is a party, except for those which would not reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations) applicable to the Company or any subsidiary or by which any property or asset of the Company or any subsidiary is bound or affected except for those which could not reasonably be expected to have a Material Adverse Effect.  Except those which could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any subsidiary is in violation of any term of or in default under its constitutive documents.  Except those which could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any subsidiary is in violation of any term of or in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or any subsidiary.  The business of the Company and its subsidiaries is not being conducted, and shall not be conducted in violation of any law, ordinance, or regulation of any governmental entity, except for any violation which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.  Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, neither the Company nor any of its subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the other Transaction Documents in accordance with the terms hereof or thereof.  Neither the execution and delivery by the Company of the Transaction Documents, nor the consummation by the Company of the transactions contemplated hereby or thereby, will require any notice, consent or waiver under any contract or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of their assets is subject, except for any notice, consent or waiver the absence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby or thereby.  All consents, authorizations, orders, filings and registrations which the Company or any of its subsidiaries is required to obtain pursuant to the preceding two sentences have been or will be obtained or effected on or prior to the Closing.

f.                Absence of Litigation.  Except as set forth in the SEC Reports, there is no action, suit, claim, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation before or by any court, public board, governmental or administrative agency, self-regulatory organization, arbitrator, regulatory authority, stock market, stock exchange or trading facility (an “Action”) now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, wherein an unfavorable decision, ruling or finding would (i) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the other Transaction Documents, or (ii) have a Material Adverse Effect.

g.               Acknowledgment Regarding Subscriber’s Purchase of the Units.  The Company acknowledges and agrees that each Subscriber is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby.  The Company further acknowledges that each Subscriber is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by such Subscriber or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Subscriber’s purchase of the Units (and the Conversion Shares and the Warrant Shares).

h.              No General Solicitation.  Neither the Company, nor any of its “affiliates” As defined in Rule 144 under the Securities Act), nor, to the knowledge of the Company, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Units.

i.                  No Integrated Offering.  Neither the Company, nor any of its affiliates, nor to the knowledge of the Company, any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Units or the securities contained therein under the Securities Act or cause this offering of the Units or the securities contained therein to be integrated with prior offerings by the Company for purposes of the Securities Act.

j.                 Employee Relations.  Neither Company nor any subsidiary is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened.  Neither Company nor any subsidiary is party to any collective bargaining agreement.  The Company’s and/or its subsidiaries’ employees are not members of any union, and the Company believes that its and its subsidiaries’ relationship with their respective employees is good.

k.              Permits. The Company and its subsidiaries have all authorizations, approvals, clearances, licenses, permits, certificates or exemptions (including manufacturing approvals and authorizations, pricing and reimbursement approvals, labeling approvals, registration notifications or their foreign equivalent) issued by any regulatory authority or governmental agency (collectively, “Permits”) required to conduct their respective businesses as currently conducted except to the extent that the failure to have such Permits would not have a Material Adverse Effect.  Except as set forth in the SEC Reports, the Company or its subsidiaries have fulfilled and performed in all material respects their obligations under each Permit, and, as of the date hereof, to the knowledge of the Company, no event has occurred or condition or state of facts exists which would constitute a breach or default or would cause revocation or termination of any such Permit except to the extent that such breach, default, revocation or termination would not have a Material Adverse Effect.

l.                  Title.  Except as set forth in the SEC Reports, each of the Company and its subsidiaries has good and marketable title to all of its real and personal property and assets, free and clear of any material restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance which would have a Material Adverse Effect.  Except as set forth in the SEC Reports, with respect to properties and assets it leases, each of the Company and its subsidiaries is in material compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances which would have a Material Adverse Effect.

l.                  Financial Statements.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. The pro forma financial information and the related notes, if any, included in the SEC Reports have been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and the regulations promulgated thereunder and fairly present in all material respects the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

m.          SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material). The SEC Reports taken as a whole do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein (in the case of SEC Reports) or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

n.              Rights of First Refusal.  Except as set forth in Sections 22 and 23 below, the Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties.

o.              Reliance.  The Company acknowledges that the Subscriber is relying on the representations and warranties made by the Company hereunder and that such representations and warranties are a material inducement to the Subscriber purchasing the Units.  The Company further acknowledges that without such representations and warranties of the Company made hereunder, the Subscribers would not enter into this Agreement.

p.              Material Changes.  Except as set forth in Schedule 4.p. attached hereto, since the respective date of the latest balance sheet included in the financial statements contained within the SEC Reports, except as specifically disclosed herein or in the SEC Reports, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have a Material Adverse Effect with respect to the Company, (ii) there have not been any changes in the authorized capital, assets, financial condition, business or operations of the Company from that reflected in the financial statements contained within the SEC Reports except changes in the ordinary course of business which have not been, either individually or in the aggregate, materially adverse to the business, properties, financial condition or results of operations of the Company, (iii) neither the Company or any subsidiary has incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the financial statements of the Company, as applicable, pursuant to GAAP or to be disclosed in the SEC Reports, (iv) neither the Company or any subsidiary has materially altered its method of accounting or the manner in which it keeps its accounting books and records, and (v) neither the Company or any subsidiary has declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company).

q.              Brokers’ Fees.  The Company does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement, except for the payment of fees to the Placement Agent as described above.

r.                 Off-Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company or any subsidiary and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its SEC Reports and is not so disclosed or that otherwise would have a Material Adverse Effect.

s.                Investment Company.  The Company is not required to be registered as, and is not an affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

t.                 Reliance.  The Company acknowledges that the Purchaser is relying on the representations and warranties made by the Company hereunder and that such representations and warranties are a material inducement to the Purchaser purchasing the Shares.  The Company further acknowledges that without such representations and warranties of the Company made hereunder, the Purchaser would not enter into this Agreement.

5.                                      Representations, Warranties and Agreements of the Subscriber.  The Subscriber represents and warrants to, and agrees with,  the Company the following:

a.              The Subscriber, its advisers, if any, and its designated representatives, if any, have the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of its prospective investment in the Company, and have carefully reviewed and understand the risks of, and other considerations relating to, the purchase of Units and the tax consequences of the investment, and have the ability to bear the economic risks of the investment.

b.              The Subscriber is acquiring the Units, and upon conversion of the Shares, the Conversion Shares, and upon exercise of the Warrants, the Warrant Shares, for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof.  The Subscriber understands and acknowledges that the Offering and sale of the Units, the Shares and the Warrants have not been, and the Conversion Shares and the Warrant Shares will not be, registered under the Securities Act or any state securities laws, by reason of a specific exemption from the registration provisions of the Securities Act and applicable state securities laws, which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.  The Subscriber further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Units, the Shares, the Conversion Shares, the Warrants or the Warrant Shares.  The Subscriber understands and acknowledges that the offering of the Units pursuant to this Agreement will not be registered under the Securities Act nor under the state securities laws on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirements of the Securities Act and any applicable state securities laws.

c.               The Subscriber is an “accredited investor” as defined in Rule 501 of Regulation D as promulgated by the SEC under the Securities Act, for the reason(s) specified on the Accredited Investor Certification attached hereto as completed by Subscriber, and Subscriber shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. The Subscriber further acknowledges and understands that it is required to be an “accredited investor” at the time it exercises the Warrants.  The Subscriber resides in the jurisdiction set forth on the Subscriber’s Omnibus Signature Page affixed hereto.  The Purchaser has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act.

d.              The Subscriber (i) if a natural person, represents that he or she is the greater of (A) 21 years of age or (B) the age of legal majority in his or her jurisdiction of residence, and has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Units, such entity is duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Units, the execution and delivery of this Agreement has been duly authorized by all necessary action, this Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Subscriber is executing this Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Agreement and make an investment in the Company, and represents that this Agreement constitutes a legal, valid and binding obligation of such entity.  The execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Subscriber is a party or by which it is bound.

e.               The Subscriber understands that the Units are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Subscriber’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of such Subscriber to acquire such securities.  The Subscriber further acknowledges and understands that the Company is relying on the representations and warranties made by the Subscriber hereunder and that such representations and warranties are a material inducement to the Company to sell the Units to the Subscriber.  The Subscriber further acknowledges that without such representations and warranties of the Subscriber made hereunder, the Company would not enter into this Agreement with the Subscriber.

f.                The Subscriber understands that no public market now exists, and there never will be a public market for, the Units or the Warrants, that only a limited public market for the Company’s Common Stock exists and that there can be no assurance that an active public market for the Common Stock will exist or continue to exist.

g.               The Subscriber, its advisers, if any, and its designated representatives, if any, have received and reviewed information about the Company, including all Disclosure Materials, and have had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management.  The Subscriber understands that such discussions, as well as any Disclosure Material provided by the Company, were intended to describe the aspects of the Company’s business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description, and except as expressly set forth in this Agreement, the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Company.  Some of such information may include projections as to the future performance of the Company, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond the Company’s control.  Additionally, the Subscriber understands and represents that it is purchasing the Units notwithstanding the fact that the Company may disclose in the future certain material information the Subscriber has not received, including (without limitation) financial statements of the Company a for the current or prior fiscal periods, and any subsequent period financial statements that will be filed with the Securities and Exchange Commission, that it is not relying on any such information in connection with its purchase of the Units and that it waives any right of action with respect to the nondisclosure to it prior to its purchase of the Units of any such information.  Each Subscriber has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Units.

h.              The Subscriber acknowledges that the Company is not acting as a financial advisor or fiduciary of the Subscriber (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and no investment advice has been given by the Company or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby.  The Subscriber further represents to the Company that the Subscriber’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Subscriber and its representatives.

i.                  As of the Closing, all actions on the part of Subscriber, and its officers, directors and partners, if applicable, necessary for the authorization, execution and delivery of this Agreement and the Registration Rights Agreement and the performance of all obligations of the Subscriber hereunder and thereunder shall have been taken, and this Agreement and the Registration Rights Agreement, assuming due execution by the parties hereto and thereto, constitute valid and legally binding obligations of the Subscriber, enforceable in accordance with their respective terms, subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.

j.                 Subscriber represents that neither it nor, to its knowledge, any person or entity controlling, controlled by or under common control with it, nor any person having a beneficial interest in it, nor any person on whose behalf the Subscriber is acting: (i) is a person listed in the Annex to Executive Order No. 13224 (2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism); (ii) is named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (iii) is a non-U.S. shell bank or is providing banking services indirectly to a non-U.S. shell bank; (iv) is a senior non-U.S. political figure or an immediate family member or close associate of such figure; or (v) is otherwise prohibited from investing in the Company pursuant to applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules or orders (categories (i) through (v), each a “Prohibited Subscriber”). The Subscriber agrees to provide the Company, promptly upon request, all information that the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders. The Subscriber consents to the disclosure to U.S. regulators and law enforcement authorities by the Company and its affiliates and agents of such information about the Subscriber as the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders. If the Subscriber is a financial institution that is subject to the USA Patriot Act, the Subscriber represents that it has met all of its obligations under the USA Patriot Act. The Subscriber acknowledges that if, following its investment in the Company, the Company reasonably believes that the Subscriber is a Prohibited Subscriber or is otherwise engaged in suspicious activity or refuses to promptly provide information that the Company requests, the Company has the right or may be obligated to prohibit additional investments, segregate the assets constituting the investment in accordance with applicable regulations or immediately require the Subscriber to transfer the Shares, the Conversion Shares, the Warrants and/or the Warrant Shares.  The Subscriber further acknowledges that the Subscriber will have no claim against the Company or any of its affiliates or agents for any form of damages as a result of any of the foregoing actions.

If the Subscriber is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Subscriber receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Subscriber represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

k.              The Subscriber or its duly authorized representative realizes that because of the inherently speculative nature of businesses of the kind conducted and contemplated by the Company, the Company’s financial results may be expected to fluctuate from month to month and from period to period and will, generally, involve a high degree of financial and market risk that could result in substantial or, at times, even total losses for investors in securities of the Company. The Subscriber has carefully read the risk factors and other information (including the financial statements of the Company) included in the SEC Reports. The Subscriber has carefully considered such risk factors before deciding to invest in the Shares.

l.                  The Subscriber has adequate means of providing for its current and anticipated financial needs and contingencies, is able to bear the economic risk for an indefinite period of time and has no need for liquidity of the investment in the Units and could afford complete loss of such investment.

m.          The Subscriber is not subscribing for Units as a result of or subsequent to any advertisement, article, notice or other communication, published in any newspaper, magazine or similar media or broadcast over television, radio, or the internet, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Subscriber in connection with investments in securities generally.

n.              The Subscriber acknowledges that no U.S. federal or state agency or any other government or governmental agency has passed upon the Units, the Shares, the Conversion Shares, the Warrants or the Warrant Shares or made any finding or determination as to the fairness, suitability or wisdom of any investments therein.

o.              Other than consummating the transactions contemplated hereunder, the Subscriber has not directly or indirectly, nor has any individual or entity acting on behalf of or pursuant to any understanding with such Subscriber, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Subscriber first received a term sheet (written or oral) from the Company or any other individual or entity representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof.  Notwithstanding the foregoing, in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement. Other than to other individuals or entities party to this Agreement, such Subscriber has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future. For purposes of this Agreement, “Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

p.              The Subscriber agrees to be bound by all of the terms and conditions of the Registration Rights Agreement and the Warrants and to perform all obligations thereby imposed upon it.

q.              The Subscriber is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the Conversion Shares and Warrant Shares and other activities with respect to such shares by the Subscriber.

r.                 All of the information concerning the Subscriber set forth herein, and any other information furnished by the Subscriber in writing to the Company or the Placement Agent for use in connection with the transactions contemplated by this Agreement, or which is set forth herein is true, correct and complete in all material respects as of the date of this Agreement, and, if there should be any material change in such information prior to the admission of the undersigned to the Company, the Subscriber will immediately furnish revised or corrected information to the Company.

s.                (For ERISA plans only)  The fiduciary of the ERISA plan (the “Plan”) represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities.  The Subscriber fiduciary or Plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Subscriber fiduciary or Plan has not relied primarily on any advice or recommendation of the Company or any of its affiliates.

6.                                      Transfer Restrictions.  The Subscriber acknowledges and agrees as follows:

a.              The Units, the Shares, the Conversion Shares, the Warrants and the Warrant Shares have not been registered for sale under the Securities Act, in reliance on the private offering exemption in Section 4(a)(2) thereof; other than as expressly provide in the Registration Rights Agreement, the Company does not currently intend to register the Units, the Shares, the Conversion Shares, the Warrants or the Warrant Shares under the Securities Act at any time in the future; and the undersigned will not immediately be entitled to the benefits of Rule 144 with respect to the Units, the Conversion Shares, the Shares, the Warrants and the Warrant Shares.

b.              The Subscriber understands that there are substantial restrictions on the transferability of the Shares, the Conversion Shares, the Warrants and the Warrant Shares (collectively, the “Securities”) that the certificates representing the Securities shall bear a restrictive legend in substantially the following form (or in the case of the Warrants, as shown on the form of Warrant attached hereto) (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

In addition, if any Subscriber is an affiliate of the Company certificates evidencing the Shares issued to such Subscriber may bear a customary “Affiliates” legend.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if (a) such Shares are sold pursuant to a registration statement under the Securities Act, or (b) such holder delivers to the Company an opinion of counsel, reasonably acceptable to the Company, that a disposition of the Securities is being made pursuant to an exemption from such registration and that the Securities, after such transfer, shall no longer be “restricted securities” within the meaning of Rule 144.

7.              Conditions to Company’s Obligations at Closing.  The Company’s obligation to complete the sale and issuance of the Units and deliver the shares of Series A Preferred Stock and the Warrants to each Subscriber, individually, at each Closing (other than the Option Closing) shall be subject to the following conditions to the extent not waived by the Company:

a.              Receipt of Payment.  The Company shall have received payment, by certified or other bank check or by wire transfer of immediately available funds, in the full amount of the Purchase Price for the number of Units being purchased by such Subscriber at such Closing.

b.              Representations and Warranties.  The representations and warranties made by the Subscriber in Section 5 hereof shall be true and correct in all material respects as of, and as if made on, the date of this Agreement and as of such Closing Date with the same force and effect as if they had been made on and as of said date (except in each case to the extent any such representation and warranty is qualified by materiality, in which case, such representation and warranty shall be true and correct in all respects as so qualified). The Subscriber shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to such Closing Date.

c.               Receipt of Executed Documents.  Such Subscriber shall have executed and delivered to the Company the Omnibus Signature Page, the Investor Profile, Anti-Money Laundering Form and Accredited Investor Certification.

d.              Minimum Offering.  The initial Closing shall be at least for the number of Units in the Minimum Offering at the Purchase Price.

e.               Certificate of Designations. The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware.

f.                Judgments.  No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

8.              Conditions to Subscribers’ Obligations at Closing.  Each Subscriber’s obligation to accept delivery of the shares of Series A Preferred Stock and the Warrants and to pay for the Units at each Closing (other than the Option Closing) shall be subject to the following conditions to the extent not waived by the Placement Agents on behalf of the Subscribers:

a.              Representations and Warranties Correct.  The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to

Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects as so qualified) as of, and as if made on, the date of this Agreement and as of such Closing Date with the same force and effect as if they had been made on and as of said date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and in all material respects correct as of such earlier date (except in each case to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects as so qualified). The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to such Closing Date.

b.              Receipt of Executed Transaction Documents.  The Company shall have executed and delivered to the Placement Agent the Registration Rights Agreement and the Escrow Agreement.

c.               Minimum Offering.  The initial Closing shall be at least for the number of shares of Common Stock in the Minimum Offering at the Purchase Price.

d.              Certificate of Designations. The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware.

e.               Judgments.  No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

9.                                      No Liens on Production Sharing Contract.  The Company covenants to and agrees with the Subscriber that until the date that is twelve (12) months following the initial Closing, it will not create or allow to be created any security interest, lien, charge or other encumbrance on any of its or any of its subsidiaries’ rights under or interests in the Hydrocarbon Production Sharing Contract between SCS Corporation Ltd. and the Republic of Guinea, dated September 22, 2006, as amended to date or hereafter (the “PSC”), that secures the repayment of indebtedness of the Company or any of its subsidiaries for money borrowed.

10.                               Indemnification.  The Subscriber agrees to indemnify and hold harmless the Company, the Placement Agent and any other broker, agent or finder engaged by the Company for the Offering, and their respective directors, officers, shareholders, members, partners, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling person, from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of the Subscriber’s actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Subscriber of any covenant or agreement made by the Subscriber, contained herein or in any other any other documents delivered by the Subscriber to the Company in connection with the transactions contemplated by this Agreement.

11.                               Revocability; Binding Effect.  The subscription hereunder (excluding an exercise of the Option) may be revoked prior to the Closing thereon, provided that written notice of revocation is sent and is received by the Company or either of the Placement Agent at least two Business Days prior to the Closing on such subscription.  The Subscriber hereby acknowledges and agrees that this Agreement shall survive the death or disability of the Subscriber and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns.  If the Subscriber is more than one person, the obligations of the Subscriber hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives and permitted assigns.

12.                               Modification.  This Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought to be enforced.

13.                               Immaterial Modifications to the Registration Rights Agreement.  The Company may, at any time prior to the initial Closing, amend the Registration Rights Agreement if necessary to clarify any provision therein, without first providing notice or obtaining prior consent of the Subscriber.

14.                               Third-Party Beneficiary.  The Placement Agent shall be an express third-party beneficiary of the representations and warranties included in this Agreement. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 10 and this Section.

15.                               Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given (a) if to the Company, at the address set forth above, with a copy to CKR Law LLP, 1330 Avenue of the Americas, New York, New York 10019, Attention: Barrett S. DiPaolo, facsimile +1-212-259-8200 or (b) if to the Subscriber, at the address set forth on the Omnibus Signature Page hereof (or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section).  Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party’s address which shall be deemed given at the time of receipt thereof.

16.                               Assignability.  This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Subscriber, and the transfer or assignment of the Units, the Shares, the Conversion Shares, the Warrants or the Warrant Shares shall be made only in accordance with all applicable laws.

17.                               Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles thereof relating to the conflict of laws.

18.                               Arbitration.  The parties agree to submit all controversies to arbitration in accordance with the provisions set forth below and understand that:

a.              Arbitration shall be final and binding on the parties.

b.              The parties are waiving their right to seek remedies in court, including the right to a jury trial.

c.               Pre-arbitration discovery is generally more limited and different from court proceedings.

d.              The arbitrator’s award is not required to include factual findings or legal reasoning and any party’s right to appeal or to seek modification of rulings by arbitrators is strictly limited.

e.               The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

f.                All controversies which may arise between the parties concerning this Agreement shall be determined by arbitration pursuant to the rules then pertaining to the Financial Industry Regulatory Authority in New York City, New York.  Judgment on any award of any such arbitration may be entered in the Supreme Court of the State of New York or in any other court having jurisdiction of the person or persons against whom such award is rendered.  Any notice of such arbitration or for the confirmation of any award in any arbitration shall be sufficient if given in accordance with the provisions of this Agreement.  The parties agree that the determination of the arbitrators shall be binding and conclusive upon them. The prevailing party, as determined by such arbitrators, in a legal proceeding shall be entitled to collect any costs, disbursements and reasonable attorney’s fees from the other party.  Prior to filing an arbitration, the parties hereby agree that they will attempt to resolve their differences first by submitting the matter for resolution to a mediator, acceptable to all parties, and whose expenses will be borne equally by all parties.  The mediation will be held in the County of New York, State of New York, on an expedited basis.  If the parties cannot successfully resolve their differences through mediation, the matter will be resolved by arbitration.  The arbitration shall take place in the County of New York, State of New York, on an expedited basis.

19.                               Blue Sky Qualification.  The purchase of Units under this Agreement is expressly conditioned upon the exemption from qualification of the offer and sale of the Units from applicable federal and state securities laws.  The Company shall not be required to qualify this transaction under the securities laws of any jurisdiction and, should qualification be necessary, the Company shall be released from any and all obligations to maintain its offer, and may rescind any sale contracted, in the jurisdiction.

20.                               Use of Pronouns.  All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

21.                               Confidentiality.  The Subscriber acknowledges and agrees that any information or data the Subscriber has acquired from or about the Company or may acquire in the future, not otherwise properly in the public domain, including, without limitation, the Disclosure Materials, was received in confidence.  The Subscriber agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of the Company or for the benefit of any other person, or misuse in any way, any confidential information of the Company, including any scientific, technical, trade or business secrets of the Company and any scientific, technical, trade or business materials that are treated by the Company as confidential or proprietary, including, but not limited to, internal personnel and financial information of the Company or its affiliates, the manner and methods of conducting the business of the Company or its affiliates and confidential information obtained by or given to the

Company about or belonging to third parties.  The Subscriber understands that the Company may rely on Subscriber’s agreement of confidentiality to comply with the exemptive provisions of Regulation FD under the Securities Act of 1933 as set forth in Rule 100(a)(b)(2)(ii) of Regulation FD.  In addition, the Subscriber acknowledges that it is aware that the United States securities laws generally prohibit any person who is in possession of material nonpublic information about a public company such as the Company from purchasing or selling securities of such company.  The provisions of this Section are in addition to and not in replacement of any other confidentiality agreement between the Company and the Subscriber.

22.                               Option.

a.              Upon the SEC Effective Date (as defined in the Registration Rights Agreement), each Subscriber who previously purchased Units in the Offering (an “Option Holder”) shall have an option to purchase such Option Holder’s pro rata share of 3,000 additional Units (the “Additional Units”) at the Purchase Price on the terms set forth in this Section (the “Option”).

b.              The Company shall send to each Option Holder within three (3) Business Days after the SEC Effective Date a written notice (the “First Option Notice”). The First Option Notice shall set forth the SEC Effective Date and the number of Additional Units such Option Holder has the Option to purchase (such Option Holder’s “Initial Option Amount”), which shall be a percentage of the total number of Additional Units equal to (i) the total number of Units previously purchased by such Option Holder divided by (ii) the total number of Units previously sold by the Company; and the First Option Notice shall include a copy of this Section.  Each Option Holder wishing to exercise its Option on all or part of its Initial Option Amount shall so notify the Company in writing within seven (7) Business Days after the Company’s transmittal of the First Option Notice (a “First Option Exercise Notice”). If First Option Exercise Notices for fewer that the total number of Additional Units are received by the Company, it shall within three (3) Business Days after receipt of all First Option Exercise Notices send to each Option Holder that theretofore submitted a First Option Exercise Notice a second written notice (the “Second Option Notice”) setting forth the number of Additional Units such Option Holder has the Option to purchase in addition to the number of Units elected in such Option Holder’s First Option Exercise Notice (such Option Holder’s “Second Option Amount”), which shall be a percentage of the total number of Additional Units that were not elected to be purchased in all First Option Exercise Notices equal to (i) the total number of Units previously purchased by such Option Holder plus the number of Units such Option Holder elected to purchase in its First Option Exercise Notice divided by (ii) the total number of Units previously sold by the Company plus the number of Additional Units elected to be purchased in all First Option Exercise Notices.  Each Option Holder receiving a Second Option Notice wishing to exercise his Option on all or part of his Second Option Amount shall so notify the Company in writing within five (5) Business Days after the Company’s transmittal of the Second Option Notice (a “Second Option Exercise Notice”).

c.               The Closing for all Additional Units elected to be purchased in all First Option Exercise Notices and all Second Option Exercise Notices shall occur on the thirtieth (30th) day (or if not a Business Day, the next succeeding Business Day) (the “Option Closing Date”).  On or prior to the Closing Date, each Option Holder that exercised the Option in the manner specified above shall deliver to the Company the full Purchase Price for all Units elected by such Option Holder in its First Option Exercise Notice and, if any, Second Option Exercise Notice, by certified or other bank check or by wire transfer of immediately available funds to the Escrow Agent as provided in Section 2b.

d.              The Company’s obligation to complete the sale and issuance of the Additional Units on the Option Closing Date and deliver the shares of Series A Preferred Stock and the Warrants contained therein to each exercising Option Holder, individually, shall be subject to the following conditions to the extent not waived by the Company:

i.                  Receipt of Payment.  The Company shall have received payment, by certified or other bank check or by wire transfer of immediately available funds, in the full amount of the Purchase Price for the number of Additional Units being purchased by such Subscriber at such Closing.

ii.               Representations and Warranties.  The representations and warranties made by the Option Holder in Section 5 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects with the same force and effect as if they had been made on and as of said date(except in each case to the extent any such representation and warranty is qualified by materiality, in which case, such representation and warranty shall be true and correct in all respects as so qualified) on such Option Closing Date with the same force and effect as if they had been made on and as of said date. The Subscriber shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to such Closing Date.

iii.            Judgments.  No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

e.               Each Option Holder’s obligation to accept delivery of the shares of Series A Preferred Stock and the Warrants and to pay for the Additional Units at on the Option Closing Date shall be subject to the following conditions to the extent not waived by the Placement Agent on behalf of the Option Holders:

i.                  Representations and Warranties Correct.  The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects as so qualified) on such Option Closing Date with the same force and effect as if they had been made on and as of said date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and in all material respects correct as of such earlier date (except in each case to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects as so qualified). The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to such Closing Date.

ii.               Judgments.  No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

23.                               Right of First Refusal.

a.              In the event that, after the Offering Termination Date and prior to the date that is nine (9) months following the initial Closing, the Company determines to offer for sale or to accept an offer to purchase any shares of Series A Preferred Stock (or class or series of Preferred Stock having the same terms) (the “Additional Series A Preferred Stock”), each Subscriber who previously purchased Units in the Offering (a “ROFR Holder”) shall have an option to purchase such ROFR Option Holder’s pro rata share of Additional Series A Preferred Stock on the same terms and conditions on which the Additional Series A Preferred Stock is proposed to be issued, as set forth in this Section (the “ROFR”).

b.              The Company shall send to each ROFR Holder a written notice (the “First ROFR Notice”). The First ROFR Notice shall set forth the material terms of the proposed sale of Additional Series A Preferred Stock and the number of Additional Series A Preferred Stock such ROFR Holder has the ROFR to purchase (such ROFR Holder’s “Initial ROFR Amount”), which shall be a percentage of the total number of Additional Series A Preferred Stock proposed to be sold equal to (i) the total number of Units previously purchased by such ROFR Holder divided by (ii) the total number of Units previously sold by the Company; and the First ROFR Notice shall include a copy of this Section.  Each ROFR Holder wishing to exercise its ROFR on all or part of its Initial ROFR Amount shall so notify the Company in writing within ten (10) Business Days after the Company’s transmittal of the First ROFR Notice (a “First ROFR Exercise Notice”). If First ROFR Exercise Notices for fewer that the total number of Additional Series A Preferred Stock are received by the Company, it shall within three (3) Business Days after receipt of all First ROFR Exercise Notices send to each ROFR Holder that theretofore submitted a First ROFR Exercise Notice a second written notice (the “Second ROFR Notice”) setting forth the number of Additional Series A Preferred Stock such ROFR Holder has the ROFR to purchase in addition to the number of Units elected in such Subscriber’s First ROFR Exercise Notice (such ROFR Holder’s “Second ROFR Amount”), which shall be a percentage of the total number of Additional Series A Preferred Stock that were not elected to be purchased in all First ROFR Exercise Notices equal to (i) the total number of Units previously purchased by such ROFR Holder plus the number of shares of Additional Series A Preferred Stock such ROFR Holder elected to purchase in its First ROFR Exercise Notice divided by (ii) the total number of Units previously sold by the Company plus the number of shares of Additional Series A Preferred Stock elected to be purchased in all First ROFR Exercise Notices.  Each ROFR Holder receiving a Second ROFR Notice wishing to exercise its ROFR on all or part of his Second ROFR Amount shall so notify the Company in writing within five (5) Business Days after the Company’s transmittal of the Second ROFR Notice (a “Second ROFR Exercise Notice”).

c.               If the total shares of Additional Series A Preferred Stock elected to be purchased in all First ROFR Exercise Notices and all Second ROFR Exercise Notices is less than the total number set forth in the First ROFR Notice, the Company may sell the excess shares to persons other than ROFR Holders, but only on substantially the same terms as set forth in the First ROFR Notice.  ROFR Holders who have elected to purchase shares of Additional Series A Preferred Stock shall execute the subscription and other related agreements for the sale of the Additional Series A Preferred Stock, the closing of which shall occur as provided in such documents.

24.                               No Short Selling.  The Subscriber agrees that during the period of nine (9) months following the first Closing Date, the Subscriber will not, directly or indirectly, effect or agree to effect any Short Sale with respect to any shares of Common Stock, whether or not against the box, establish any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to any shares of Common Stock, borrow or pre-borrow any shares of Common Stock, or grant any other right (including, without limitation, any put or call option) with respect to shares of the Common Stock, or, in each case, with respect to any security that includes, is convertible into or exercisable for or derives any significant part of its value from shares of the Common Stock or otherwise seek to hedge the Subscriber’s position in the Common Stock.

25.                               Miscellaneous.

a.              This Agreement, together with the Registration Rights Agreement, the Warrant and any confidentiality agreement between the Purchaser and the Company, constitute the entire agreement between the Subscriber and the Company with respect to the Offering and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof.  The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

b.              The representations and warranties of the Company and the Subscriber made in this Agreement shall survive the execution and delivery hereof and delivery of the Common Stock and the Warrants contained in the Units for a period of twelve (12) months following the Closing Date.

c.               Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated.

d.              This Agreement may be executed in one or more original or facsimile or by an e-mail which contains a portable document format (.pdf) file of an executed signature page counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument and which shall be enforceable against the parties actually executing such counterparts. The exchange of copies of this Agreement and of signature pages by facsimile transmission or in .pdf format shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or by e-mail of a document in pdf format shall be deemed to be their original signatures for all purposes.

e.               Each provision of this Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.

f.                Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

g.               The Subscriber understands and acknowledges that there may be multiple Closings for the Offering.

h.              The Subscriber hereby agrees to furnish the Company such other information as the Company may request prior to the Closing with respect to its subscription hereunder.

i.                  The representations and warranties of the Company and the Purchaser made in this Agreement shall survive the execution and delivery hereof and the delivery of the Shares for a period of twelve (12) months following the first Closing Date or the Option Closing Date, as the case may be.

26.                               Omnibus Signature Page.  This Agreement is intended to be read and construed in conjunction with the Registration Rights Agreement.  Accordingly, pursuant to the terms and conditions of this Agreement and the Registration Rights Agreement, it is hereby agreed that the execution by the Subscriber of this Agreement, in the place set forth on the Omnibus Signature Page below, shall constitute agreement to be bound by the terms and conditions hereof and the terms and conditions of the Registration Rights Agreement, with the same effect as if each of such separate but related agreement were separately signed.

27.                               Public Disclosure.  Neither the Subscriber nor any officer, manager, director, member, partner, stockholder, employee, affiliate, affiliated person or entity of the Subscriber shall make or issue any press releases or otherwise make any public statements or make any disclosures to any third person or entity with respect to the transactions contemplated herein and will not make or issue any press releases or otherwise make any public statements of any nature whatsoever with respect to the Company without the Company’s express prior approval.  The Company has the right to withhold such approval in its sole discretion.

28.                               Potential Conflicts.                                    The Placement Agent, its sub-agents, legal counsel to the Placement Agents, CKR and/or their respective affiliates, principals, representatives or employees may now or hereafter own shares of the Company.

29.                               Independent Nature of Each Purchaser’s Obligations and Rights.  For avoidance of doubt, the obligations of the Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and the Purchaser shall not be responsible in any way for the performance of the obligations of any other Purchaser under any other Subscription Agreement. Nothing contained herein and no action taken by the Purchaser shall be deemed to constitute the Purchaser as a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and any other Subscription Agreements. The Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

[SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the Company has duly executed this Subscription Agreement as of the      day of       , 2017.

HYPERDYNAMICS CORPORATION

By:
	Name:	Raymond C. Leonard
	Title:	Chief Executive Officer

How to subscribe for Units in the private offering of

Hyperdynamics Corporation:

1.              Date and Fill in the number of Units being purchased and complete and sign the Omnibus Signature Page.

2.              Initial the Accredited Investor Certification in the appropriate place or places.

3.              Complete and sign the Investor Profile.

4.              Complete and sign the Anti-Money Laundering Information Form.

5.              Fax or email all forms and then send all signed original documents to:

CKR LAW LLP

1330 Avenue of the Americas

New York, NY 10019

Facsimile Number:  212.259.8200

Telephone Number:  212.259.7300

Attn:

E-mail address:

6.              If you are paying the Purchase Price by check, a certified or other bank check for the exact dollar amount of the Purchase Price for the number of Shares you are purchasing should be made payable to the order of “Delaware Trust Company], as Escrow Agent for Hyperdynamics Corporation, Acct. # 79-2938” and should be sent directly to Delaware Trust Company, 2711 Centerville Road, One Little Falls Centre, Wilmington, DE 19808, Attn:  Alan R. Halpern.

Checks take up to 5 business days to clear. A check must be received by the Escrow Agent at least 6 business days before the closing date.

7.              If you are paying the Purchase Price by wire transfer, you should send a wire transfer for the exact dollar amount of the Purchase Price for the number of Shares you are purchasing according to the following instructions:

Bank:	PNC Bank 300 Delaware Avenue Wilmington, DE 19899
ABA Routing #:	031100089
SWIFT CODE:	PNCCUS33
Account Name:	Delaware Trust Company
Account #:	5605012373
Reference:	“FFC: Hyperdynamics Corporation, Acct. # 79-2938 —[INSERT SUBSCRIBER’S NAME]”
Delaware Trust Contact:	Alan R. Halpern

Thank you for your interest,

Hyperdynamics Corporation

OMNIBUS SIGNATURE PAGE TO

SUBSCRIPTION AGREEMENT AND REGISTRATION RIGHTS AGREEMENT

The undersigned, desiring to: (i) enter into the Subscription Agreement, dated as of                 ,(1) 2017 (the “Subscription Agreement”), between the undersigned, Hyperdynamics Corporation, a Delaware corporation (the “Company”), and the other parties thereto, in or substantially in the form furnished to the undersigned, (ii) enter into the Registration Rights Agreement (the “Registration Rights Agreement”), among the undersigned, the Company and the other parties thereto, in or substantially in the form furnished to the undersigned, and (iii) purchase the Shares of the Company’s securities as set forth in the Subscription Agreement and below, hereby agrees to purchase such Shares from the Company and further agrees to join the Subscription Agreement and the Registration Rights Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof.  The undersigned specifically acknowledges having read the representations section in the Subscription Agreement entitled “Representations, Warranties and Agreements of the Subscriber” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Subscriber.

IN WITNESS WHEREOF, the Subscriber hereby executes this Agreement and the Registration Rights Agreement.

Dated:                            , 2017

	X	$1,000	=	$
Number of Units		Purchase Price per Unit		Total Purchase Price

SUBSCRIBER (individual)	SUBSCRIBER (entity)

Signature	Name of Entity

By:
Print Name	Signature

Print Name:
Signature (if Joint Tenants or Tenants in Common)	Title:

Address of Principal Residence:	Address of Executive Offices:

Social Security Number(s):	IRS Tax Identification Number:

Telephone Number:	Telephone Number:

Facsimile Number:	Facsimile Number:

E-mail Address:	E-mail Address:

(1) Will reflect the Closing Date.  Not to be completed by Purchaser.

Hyperdynamics Corporation

ACCREDITED INVESTOR CERTIFICATION

For Individual Investors Only

(all Individual Investors must INITIAL where appropriate):

Initial

I have a net worth of at least US$1 million either individually or through aggregating my individual holdings and those in which I have a joint, community property or other similar shared ownership interest with my spouse. (For purposes of calculating your net worth under this paragraph, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding sixty (60) days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.)

Initial

I have had an annual gross income for the past two (2) years of at least US$200,000 (or US$300,000 jointly with my spouse) and expect my income (or joint income, as appropriate) to reach the same level in the current year.

Initial	I am a director or executive officer of Hyperdynamics Corporation.

For Non-Individual Investors (Entities)

(all Non-Individual Investors must INITIAL where appropriate):

Initial

The investor certifies that it is a partnership, corporation, limited liability company or business trust that is 100% owned by persons who meet at least one of the criteria for Individual Investors set forth above (in which case each such person must complete the Accreditor Investor Certification for Individuals above as well the remainder of this questionnaire).

Initial

The investor certifies that it is a partnership, corporation, limited liability company or business trust that has total assets of at least US$5 million and was not formed for the purpose of investing the Company.

Initial

The investor certifies that it is an employee benefit plan whose investment decision is made by a plan fiduciary (as defined in ERISA §3(21)) that is a bank, savings and loan association, insurance company or registered investment advisor.

Initial	The investor certifies that it is an employee benefit plan whose total assets exceed US$5,000,000 as of the date of this Agreement.

Initial	The undersigned certifies that it is a self-directed employee benefit plan whose investment decisions are made solely by persons who meet at least one of the criteria for Individual Investors.

Initial	The investor certifies that it is a U.S. bank, U.S. savings and loan association or other similar U.S. institution acting in its individual or fiduciary capacity.

Initial	The undersigned certifies that it is a broker-dealer registered pursuant to §15 of the Securities Exchange Act of 1934.

Initial

The investor certifies that it is an organization described in §501(c)(3) of the Internal Revenue Code with total assets exceeding US$5,000,000 and not formed for the specific purpose of investing in the Company.

Initial

The investor certifies that it is a trust with total assets of at least US$5,000,000, not formed for the specific purpose of investing in the Company, and whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.

Initial

The investor certifies that it is a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, and which has total assets in excess of US$5,000,000.

Initial	The investor certifies that it is an insurance company as defined in §2(13) of the Securities Act of 1933, or a registered investment company.

Hyperdynamics Corporation

INVESTOR PROFILE
(Must be completed by Investor)

Section A - Personal Investor Information

Investor Name(s):

Individual executing Profile or Trustee:

Social Security Numbers / Federal I.D. Number:

Date of Birth:	Marital Status:
Joint Party Date of Birth:	Investment Experience (Years):
Annual Income:	Liquid Net Worth:

Net Worth*:

Tax Bracket:	☐	15% or below	☐	25% - 27.5%	☐	Over 27.5%

Home Street Address:

Home City, State & Zip Code:

Home Phone:	Home Fax:	Home Email:

Employer:

Employer Street Address:

Employer City, State & Zip Code:

Bus. Phone:	Bus. Fax:	Bus. Email:

Type of Business:

Outside Broker/Dealer:

Section B — Certificate Delivery Instructions

☐ Please deliver certificate to the Employer Address listed in Section A.

☐ Please deliver certificate to the Home Address listed in Section A.

☐ Please deliver certificate to the following address:

Section C — Form of Payment — Check or Wire Transfer

☐ Check payable to Delaware Trust Company, as Escrow Agent for Hyperdynamics Corporation, ACCT# 79-2938

☐ Wire funds from my outside account according to Section 2(b) of the Subscription Agreement.

☐ The funds for this investment are rolled over, tax deferred from within the allowed 60-day window.

Please check if you are a FINRA member or Affiliate of a FINRA member firm:

Investor Signature	Date

*                             For purposes of calculating your net worth in this form, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding sixty (60) days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.

ANTI MONEY LAUNDERING REQUIREMENTS

The USA PATRIOT Act

The USA PATRIOT Act is designed to detect, deter, and punish terrorists in the United States and abroad.  The Act imposes new anti-money laundering requirements on brokerage firms and financial institutions.  Since April 24, 2002 all brokerage firms have been required to have new, comprehensive anti-money laundering programs.

To help you understand these efforts, we want to provide you with some information about money laundering and our steps to implement the USA PATRIOT Act.

What is money laundering?

Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities.  Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering, and terrorism.

How big is the problem and why is it important?

The use of the U.S. financial system by criminals to facilitate terrorism or other crimes could well taint our financial markets.  According to the U.S. State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year.

What are we required to do to eliminate money laundering?

Under rules required by the USA PATRIOT Act, our anti-money laundering program must designate a special compliance officer, set up employee training, conduct independent audits, and establish policies and procedures to detect and report suspicious transaction and ensure compliance with such laws.  As part of our required program, we may ask you to provide various identification documents or other information.  Until you provide the information or documents we need, we may not be able to effect any transactions for you.

ANTI-MONEY LAUNDERING INFORMATION FORM

The following is required in accordance with the AML provision of the USA PATRIOT ACT.

(Please fill out and return with requested documentation.)

INVESTOR NAME:

LEGAL ADDRESS:

SSN# or TAX ID# OF INVESTOR:

YEARLY INCOME:

NET WORTH: *

* For purposes of calculating your net worth in this form, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding sixty (60) days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.

INVESTMENT OBJECTIVE(S) (FOR ALL INVESTORS):

ADDRESS OF BUSINESS OR OF EMPLOYER:

FOR INVESTORS WHO ARE INDIVIDUALS: AGE:

FOR INVESTORS WHO ARE INDIVIDUALS: OCCUPATION:

FOR INVESTORS WHO ARE ENTITIES: TYPE OF BUSINESS:

IDENTIFICATION & DOCUMENTATION AND SOURCE OF FUNDS:

1.                                      Please submit a copy of non-expired identification for the authorized signatory(ies) on the investment documents, showing name, date of birth, address and signature.  The address shown on the identification document MUST match the Investor’s address shown on the Investor Signature Page.

Current Driver’s License	or	Valid Passport	or	Identity Card
(Circle one or more)

2.                                      If the Investor is a corporation, limited liability company, trust or other type of entity, please submit the following requisite documents: (i) Certificate of Incorporation, By-Laws, Certificate of Formation, Operating Agreement, Trust or other similar documents for the type of entity; and (ii) Corporate Resolution or power of attorney or other similar document granting authority to signatory(ies) and designating that they are permitted to make the proposed investment.

3.                                      Please advise where the funds were derived from to make the proposed investment:

Investments	Savings	Proceeds of Sale	Other
(Circle one or more)

Signature:

Print Name:

Title (if applicable):

Date:

EXHIBIT A

Form of Warrant

EXHIBIT B

Form of Certificate of Designations

EXHIBIT C

Form of Registration Rights Agreement